Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the registration statement (No. 333-88011) on Form S-3 of Wild Oats Markets, Inc. of our report dated February 5, 1999, with respect to the balance sheet of Henry's Marketplace, Inc. as of December 27, 1998, and the related statements of earnings, stockholders' equity, and cash flows for the fifty-two weeks then ended, which report appears in the Form 8-K of Wild Oats Markets, Inc., dated September 27, 1999. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                                              KPMG LLP


San Diego, California
October 20, 1999